EXHIBIT 23.2

                                  EXHIBIT 23.2



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated February 23, 2007 included in Amendment No. 3 to the Registration Statement on Form S-1 of Whispering Oaks International, Inc. for the registration of shares of its common stock.


/s/ MANNING ELLIOTT LLP
---------------------------

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada


February 13, 2008